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                                                                    EXHIBIT 4.1

                         CERTIFICATE OF DESIGNATIONS

                                     OF THE

                              NEW PREFERRED STOCK
                               ($0.01 Par Value)

                                       OF

                        FIRSTCITY FINANCIAL CORPORATION

                         ------------------------------

                         Pursuant to Section 151 of the

                General Corporation Law of the State of Delaware

                         ------------------------------


     The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted on May 30, 1997, by the Board of Directors (the "Board") of FirstCity Financial Corporation, a Delaware corporation (the "Corporation"), at a duly convened meeting of the Board at which a quorum was present and active throughout;

     RESOLVED, that pursuant to authority expressly granted to and vested in the Board by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the issuance of a series of preferred stock (the "New Preferred Stock"), which shall consist of up to 2,000,000 of the 100,000,000 shares of the Optional Preferred Stock, par value $0.01 per share (the "Optional Preferred Stock"), which the Corporation now has authority to issue, be, and the same hereby is, authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Optional Preferred Stock) as follows:

     For the purposes of this resolution:   (a) "Common Stock" means the shares
of Common Stock, $0.01 par value per share, of the Corporation; and (b) "Special Preferred Stock" means the shares of Special Preferred Stock, $0.01 par value per share, of the Corporation.

     I. Designation and Amount. The series of Optional Preferred Stock authorized by this resolution shall be designated the "New Preferred Stock". The maximum number of shares of New Preferred Stock shall be 2,000,000.
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     II.  Dividends and Distributions.  Holders of shares of New Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds of the Corporation legally available therefor, dividends at an annual rate of $3.15 per share until and including September 30, 1998, and thereafter at an annual rate of $2.10 per share, payable in quarterly installments on the last business day of March, June, September and December of each year, commencing September 30, 1997 (each a "Dividend Payment Date"). Dividends on the New Preferred Stock shall accrue and be cumulative from July 1, 1997. Dividends shall be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not more than sixty (60) days nor less than ten (10) days preceding the payment dates thereof, as shall be fixed by the Board (each a "Dividend Payment Record Date"). No Dividend Payment Record Date shall precede the date upon which the resolution fixing the Dividend Payment Record Date is adopted. Unless full cumulative dividends on the New Preferred Stock shall have been paid, dividends (other than in Common Stock (as defined in Paragraph III below), other stock ranking junior to the New Preferred Stock and rights to acquire the foregoing) may not be paid or declared and set aside for payment and other distributions may not be made upon the Common Stock or on any other stock of the Corporation, except for dividends on the Special Preferred Stock (as defined in Paragraph III below), nor may any Common Stock or any other stock of the Corporation be redeemed, purchased or otherwise acquired for any consideration by the Corporation (except for redemption of the Special Preferred Stock and except by conversion into or exchange for stock of the Corporation ranking junior to the New Preferred Stock as to dividends). Dividends payable for any partial dividend period shall be calculated on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends shall not bear interest.

     III. Rank. The shares of New Preferred Stock shall rank prior to the shares of the Corporation's Common Stock, par value $0.01 per share (the "Common Stock") and any other class of stock of the Corporation except the Special Preferred Stock ("Junior Liquidation Stock"), so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the New Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any Junior Liquidation Stock, an amount equal to $21.00 per share (the "Liquidation Preference") plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid on the shares of New Preferred Stock to the date of final distribution. After payment of the full amount of the Liquidation Preference and accumulated dividends to which holders of shares of New Preferred Stock are entitled, the holders of shares of New Preferred Stock shall not be entitled to any further participation in any distribution of assets by the Corporation. For the purposes hereof, neither a consolidation or merger of the Corporation with or into any other corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash or securities, shall be considered a liquidation, dissolution or winding up of the Corporation.

     IV. Status. Upon any conversion, exchange or redemption of shares of New Preferred Stock, the shares of New Preferred Stock so converted, exchanged or redeemed shall have the status of authorized and unissued shares of New Preferred Stock, and the number of shares of New Preferred Stock which the Corporation shall have authority to issue shall not be decreased by the conversion, exchange or redemption of shares of New Preferred Stock.
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     V.   Voting Rights.  The holders of shares of New Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

          (a) (i) If and whenever at any time or times dividends payable on the New Preferred Stock shall have been in arrears and unpaid in an aggregate amount equal to or exceeding of any the amount of dividends payable thereon for six quarterly periods, then the holders of the New Preferred Stock and of any class or series of Optional Preferred Stock having similar voting rights then exercisable ("Voting Parity Preferred Stock") shall have the exclusive right, voting as a single class without regard to series, to elect two directors of the Corporation, such directors to be in addition to the number of directors constituting the Board immediately prior to the accrual of that right. The remaining directors shall be elected in accordance with the provisions of the Corporation's Certificate of Incorporation and Bylaws by the other class or classes of stock entitled to vote thereof at each meeting of stockholders held for the purpose of electing directors. Such voting right of the New Preferred Stock shall continue until such time as all cumulative dividends accumulated on the New Preferred Stock shall have been paid in full at which time the voting right of the holders of the New Preferred Stock shall terminate, subject to revesting in accordance with the provisions of the first sentence of this Subparagraph V(a)(i) in the event of each and every subsequent event of default of the character indicated above.

          (ii) Whenever the voting right described in Subparagraph V(a)(i) above shall have vested in the holders of the New Preferred Stock, the right may be exercised initially either at a special meeting of the holders of the New Preferred Stock and Voting Parity Preferred Stock (if any), called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each successive annual meeting.

          (iii) At any time when the voting rights described in Subparagraph V(a)(i) above shall have vested in the holders of the New Preferred Stock, and if the right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the holders of record of 10% in number of the shares of the New Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of the New Preferred Stock and Voting Parity Preferred Stock for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding of annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Secretary of the Corporation. If the meeting shall not be called by the proper officers of the Corporation within thirty (30) days after the personal service of such written request upon the Secretary of the Corporation, or within thirty (30) days after mailing it within the United States of America, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registery receipt issued by the postal authorities), then the holders of record of 10% in number of shares of the New Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so
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     designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided for in this Subparagraph V(a). Any holder of the New Preferred Stock shall have access to the stock books of the Corporation for the purpose of causing a meeting of the stockholders to be called pursuant to the provisions of this Subparagraph V(a)(iii). Notwithstanding the provision of this Subparagraph, however, no such special meeting shall be held during a period within ninety (90) days immediately preceding the date fixed for the next annual meeting of stockholders.

          (iv) At any meeting held for the purpose of electing directors at which the holders of the New Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of a majority of the then outstanding shares of the New Preferred Stock and Voting Parity Preferred Stock shall be required and be sufficient to constitute a quorum of the holders of such preferred stock for the election of directors by the holders of such preferred stock. At any such meeting or adjournment thereof (A) the absence of a quorum of the holders of the New Preferred Stock and Voting Parity Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of such preferred stock, and the absence of a quorum or quorums of the holders of other classes or series of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the New Preferred Stock and Voting Parity Preferred Stock, and (B) in the absence of a quorum of the holders of New Preferred Stock and Voting Parity Preferred Stock, a majority of the holders present in person or by proxy of such preferred stock shall have the power to adjourn the meeting, or appropriate portion thereof, for the election of directors which the holders of such preferred stock are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          (v) The directors elected pursuant to this Subparagraph V(a) shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify; provided, however, that when the right of the holders of the New Preferred Stock to elect directors as herein provided shall terminate, the terms of office of all persons so elected by the holders of the New Preferred Stock shall terminate, and the number of directors of the Corporation shall thereupon be such number as may be provided in accordance with the Certificate of Incorporation and Bylaws of the Corporation irrespective of any increase made pursuant to this Subparagraph V(a).

          (vi) So long as any shares of New Preferred Stock are outstanding, the Certificate of Incorporation and Bylaws of the Corporation shall contain provisions ensuring that the number of Directors of the Corporation shall at all times be such that the exercise by the holders of shares of New Preferred Stock of the right to elect directors under the circumstances provided in this Subparagraph V(a) shall not contravene any provisions of the Corporation's Certificate of Incorporation or Bylaws.

     (b) So long as any shares of the New Preferred Stock remain outstanding, the Corporation shall not, (i) create or issue or increase the authorized number of shares of any class or classes or series of stock ranking prior to the New Preferred Stock either as to dividends or upon
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liquidation, (ii) amend, alter or repeal any of the provisions of the
Certificate of Incorporation (including this resolution) so as to affect adversely the preferences, special rights or powers of the New Preferred Stock or (iii) authorize any reclassification of the New Preferred Stock.

     VI.  Redemption by the Corporation.

          (a) The shares of New Preferred Stock may be redeemed for cash at the option of the Corporation, in whole or from time to time in part, at any time on or after September 30, 2003, on at least fifteen (15) but not more than sixty (60) days' prior notice mailed to the holders of the shares to be redeemed, at $21.00 per share, together with an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid to the date fixed for redemption. The shares of New Preferred Stock shall be redeemed for cash on September 30, 2005, at $21.00 per share together with an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid as of September 30, 2005.

          (b) If full cumulative dividends on the New Preferred Stock have not been paid through the most recent Dividend Payment Date, the New Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the New Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the New Preferred Stock. If less than all the outstanding shares of New Preferred Stock are to be redeemed, redemption may be either a pro rata proportion of the shares of the New Preferred Stock to be redeemed or the Corporation may select the shares of the New Preferred Stock to be redeemed by lot or a substantially equivalent method.

          (c) (i) If a notice of redemption has been given pursuant to this Paragraph VI and if, on or before the date fixed for the redemption, the funds necessary for the redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificates for those shares have not been surrendered for cancellation, on the date fixed fore redemption dividends shall cease to accrue on the shares of New Preferred Stock to be redeemed, and at the close of business on the date fixed for redemption the holders of those shares shall cease to be stockholders with respect to those shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to the shares, except the right to receive the monies payable upon such redemption and the right to accumulated and unpaid dividends, without interest thereon, upon surrender (the endorsement, if required by the Corporation) of their certificates, and, unless the Corporation subsequently shall default in mailing payment of these amounts, the shares shall default in mailing payment of these amounts, the shares evidenced thereby shall no longer be deemed outstanding for any purpose.

              (ii) If on or before the date fixed for redemption (but not less than fifteen (15) days after the date the notice of redemption is mailed to the holders of the New Preferred Stock) the Corporation shall deposit, in a trust fund, with any bank or trust
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     company organized under the laws of the United States of America or any state thereof having a combined capital and surplus of at least $5,000,000 (the "Redemption Agent") monies sufficient to redeem on the date fixed for redemption the shares of New Preferred Stock to be redeemed, with irrevocable instructions and authority to the Redemption Agent on behalf and at the expense of the Corporation, to pay, on the date fixed for redemption or prior to that date, the full amount of the consideration (consisting of the redemption price plus accrued and unpaid dividends, if any, to the date fixed for redemption, without interest) payable to the holders of the New Preferred Stock upon the redemption, upon surrender (and endorsement, if required by the Corporation) of their certificates, then, from and after the close of business on the date of such deposit (although prior to the dated fixed for redemption) the "Deposit Date"), the deposit shall be deemed to constitute full and final payment for the shares of New Preferred Stock to be redeemed to the holders thereof and, notwithstanding that any certificates for those shares have not been surrendered for cancellation, on the date fixed for redemption dividends shall cease to accrue on the shares of New Preferred Stock to be redeemed, and at the close of business on the Deposit Date the holders of those shares shall cease to be stockholders with respect to those shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to the shares, except the right to receive the monies payable upon redemption and the right to accumulated and unpaid dividends to the date fixed for redemption without interest thereof, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be deemed outstanding for any purposes.

              (iii) Subject to applicable escheat laws, any monies necessary for redemption set aside or deposited by the Corporation and unclaimed at the end of two years from the date fixed for redemption shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption but not surrendered shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so set aside or deposited shall belong to the Corporation and shall be paid to it from time to time.

     VII. Consent. No consent of the holders of the New Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation or issuance, or increase or decrease in the amount, of any class or series of stock of the Corporation not ranking prior as to dividends or upon liquidation to the New Preferred Stock, (c) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof or (d) of any increase or decrease in the authorized amount of preferred stock issuable by the Board of Directors in series.

     VIII. Number of Shares of New Preferred Stock. The Board reserves the right by subsequent amendment of this resolution from time to time to amend this resolution within the limitations provided by law, this resolution and the Certificate of Incorporation.

     IX.  Miscellaneous
 .
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          (a)  Except as otherwise expressly provided, whenever in this resolution notices or other communications are required to be made, delivered or otherwise given to holders of shares of New Preferred Stock, the notice or other communication shall be deemed properly given if deposited in the United States mail, postage prepaid, addressed to the persons shown on the books of the Corporation as such holders at the addresses as they appear in the books of the Corporation, as of a record date or dates determined in accordance with the Corporations' Certificate of Incorporation and Bylaws and applicable law, as in effect from time to time.

          (b) The holders of the New Preferred Stock shall not have any preemptive right to subscribe for or purchase any shares or any other securities which may be issued by the Corporation.

          (c) Except as may otherwise be required by law, the shares of New Preferred Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation.

          (d) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          (e) If any right, preference or limitation of the New Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.


     IN WITNESS WHEREOF, FirstCity Financial Corporation has caused this certificate to be made under the seal of the Corporation and signed by James T. Sartain, its President, and attested by Joe S. Greak, its Secretary, this 31st day of July, 1997.

                                              FirstCity Financial Corporation



                                               By: /s/ JAMES T. SARTAIN
                                                  ----------------------------
                                                  James T. Sartain, President
ATTEST:

/s/ JOE S. GREAK, SECRETARY
------------------------------------
Joe S. Greak, Secretary